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                                                                   Exhibit 23.1

                      Consent of Independent Accountants

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-30913, 333-67677, 333-30915, 333-16967,
333-47747, 333-30812, 333-37722 and 333-76004) and Form S-3 (Nos. 333-61679,
333-70025, 333-94343 and 333-35622) of Greater Bay Bancorp of our report dated February 13, 2002 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California
February 13, 2002